UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 30, 2011

Commission File Number: 000-49806

FIRST PACTRUST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	04-3639825
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification No.)

610 Bay Boulevard, Chula Vista, California 91910
(Address of principal executive offices)

619-691-1519
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2011, as part of the Small Business Lending Fund (“SBLF”) program of the United States Department of the Treasury (“Treasury”), First PacTrust Bancorp, Inc. (the “Company”), the holding company of Pacific Trust Bank (the “Bank”), entered into a Small Business Lending Fund-Securities Purchase Agreement (“Purchase Agreement”) with the Secretary of the Treasury, pursuant to which the Company sold 32,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “SBLF Preferred Stock”), having a liquidation preference of $1,000 per share, to Treasury for a purchase price of $32,000,000.  The SBLF is a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.  The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.  The SBLF Preferred Stock was issued under articles supplementary to the Company’s charter described in Item 5.03 below.

The SBLF Preferred Stock qualifies as Tier 1 capital.  The holder of SBLF Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first ten quarters during which the SBLF Preferred Stock is outstanding, based upon changes in the amount of “Qualified Small Business Lending” or “QSBL” (as defined in the Purchase Agreement) by the Bank from a “baseline” level (the average of the Bank’s quarter-end QSBL for the four quarters ended June 30, 2010).  The dividend rate for the initial dividend period (which ends on September 30, 2011) is, and the dividend rate for the second dividend period (which will end on December 31, 2011) will be, five percent (5%).  For the third dividend period through the tenth dividend period after the closing date, the dividend rate may be adjusted to between one percent (1%) and five percent (5%), to reflect the amount of change in the Bank’s level of QSBL from the baseline level to the level as of the end of the second quarter preceding the dividend period in question.  For the eleventh dividend period after the closing date to four and one half years after the closing date, the dividend rate will be fixed at between one percent (1%) and seven percent (7%), based upon the increase in QSBL from the baseline level to the level as of the end of the ninth dividend period (i.e., as of September 30, 2013).  From and after four and one half years from the closing date, the dividend rate will increase to nine percent (9%).

The SBLF Preferred Stock is non-voting, except in limited circumstances.  In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the SBLF Preferred Stock will have the right, but not the obligation, to appoint a representative as a non-voting observer on the Company’s Board of Directors.  In the event that the Company misses six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of the SBLF Preferred Stock is at least $25,000,000, then the holder of the SBLF Preferred Stock will have the right, but not the obligation, to elect two directors to the Board of Directors of the Company.  The right of the holder of the SBLF Preferred Stock to appoint a non-voting observer or elect directors, as the case may be, will terminate when full dividends have been timely paid on the SBLF Preferred Stock for at least four consecutive dividend periods.

The SBLF Preferred Stock may be redeemed in whole or in part at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus any unpaid dividends for the current dividend period to, but excluding, the date of redemption, subject to the approval of its federal banking regulator.

The SBLF Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the SBLF

Preferred Stock under certain circumstances set forth in Annex E to the Purchase Agreement.  The SBLF Preferred Stock is not subject to any restrictions on transfer.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.  The issuance and sale of the SBLF Preferred Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03 Material Modification to Rights of Security Holders.

The terms of the SBLF Preferred Stock impose limits on the ability of the Company to pay dividends on and repurchase shares of its stock.  If a dividend is not declared and paid in full on the SBLF Preferred Stock for any dividend period, then (i) no dividends may be declared or paid on the Company’s common stock or any other class or series of Company stock expressly ranking junior to the SBLF Preferred Stock (“Junior Stock”) (other than dividends payable solely in common stock) or any class or series of Company stock not expressly ranking senior or junior to the SBLF Preferred Stock (“Parity Stock”) and (ii) subject to limited exceptions, no repurchases may be made of any equity securities of the Company, from the last day of that dividend period through the next three dividend periods, provided that, in any such dividend period in which a dividend is paid on the SBLF Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid a material covenant breach.

In addition, under the terms of the SBLF Preferred Stock, the Company may (i) pay dividends on its common stock, any other Junior Stock or Parity Stock and (ii) repurchase its equity securities, only if, (A) after giving effect to the dividend or the repurchase, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of its “Signing Date Tier 1 Capital,” as set forth in the articles supplementary relating to the SBLF Preferred Stock, including the aggregate liquidation amount of the SBLF Preferred Stock issued on the closing date and excluding any subsequent net charge-offs (the “Tier 1 Dividend Threshold”), and (B) dividends on the SBLF Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid.  The Tier 1 Dividend Threshold is subject to reduction, beginning on the first day of the eleventh dividend period following the closing date, by an amount equal to ten percent (10%) of the aggregate liquidation amount of the SBLF Preferred Stock as of the closing date (i.e., by $3,200,000) for each one percent (1%) increase in QSBL from the baseline level to the ninth dividend period.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the SBLF transaction, the Company filed articles supplementary to the Company’s charter with the Maryland Department of Assessments and Taxation for the purpose of fixing the designations, preferences, limitations and relative rights of the SBLF Preferred Stock.  A copy of the articles supplementary is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The form of stock certificate for the SBLF Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01 Other Information.

On August 30, the Company issued a press release announcing the sale of $32,000,000 of SBLF Preferred Stock pursuant to the Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Articles Supplementary for the SBLF Preferred Stock

4.1	Form of Certificate for the SBLF Preferred Stock

10.1
Small Business Lending Fund-Securities Purchase Agreement, dated August 30, 2011, between First PacTrust Bancorp, Inc. and the Secretary of the Treasury, with respect to the issuance and sale of the SBLF Preferred Stock

99.1	August 30, 2011 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: August 30, 2011	By: /s/ James P. Sheehy
James P. Sheehy
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit	No. Description of Exhibit

3.1	Articles Supplementary for the SBLF Preferred Stock

4.1	Form of Certificate for the SBLF Preferred Stock

10.1
Small Business Lending Fund-Securities Purchase Agreement, dated August 30, 2011, between First PacTrust Bancorp, Inc. and the Secretary of the Treasury, with respect to the issuance and sale of the SBLF Preferred Stock

99.1	August 30, 2011 Press Release